UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VERIZON COMMUNICATIONS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS OF VERIZON COMMUNICATIONS INC. TO BE HELD ON THURSDAY, MAY 7, 2020

The following Notice of Change of Location and Time relates to the Notice of Annual Meeting and Proxy Statement dated March 23, 2020, furnished to shareholders of Verizon Communications Inc. in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on Thursday, May 7, 2020, at 12:45 p.m. Eastern Daylight Time. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 15, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

2020 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF CHANGE OF LOCATION AND TIME

Date and Time Thursday, May 7, 2020 12:45 p.m. Eastern Daylight Time
Online Virtual Meeting www.meetingcenter.io/280466760

Dear Fellow Shareholders,

In light of the public health concerns raised by the coronavirus, or COVID-19, pandemic and the related protocols that federal, state and local authorities have implemented, our Board has decided to change the location and time of the 2020 Annual Meeting of Shareholders. The meeting will be held on May 7, 2020 at 12:45 p.m., Eastern Daylight Time, solely by remote communication, in a virtual-only format. You will not be able to attend the meeting at a physical location.

You are entitled to vote and submit questions at the meeting if you were a shareholder of record as of the close of business on March 9, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee.

Admission to the virtual meeting

To access the meeting, go to www.meetingcenter.io/280466760 and log in by entering your control number (see below) and the password for the meeting: VZ2020. We encourage you to access the meeting prior to the start time.

Registered shares. If you are a registered shareholder or hold shares in a current or former Verizon Savings Plan, your control number can be found on the proxy card, notice of internet availability of proxy materials, or email that you previously received.

Verizon Savings Plan shares. If you hold shares in a current or former Verizon Savings Plan, your control number can be found on the proxy card, notice or email you previously received. You may listen in and submit questions but, as described in the proxy statement dated March 23, 2020, you cannot vote your savings plan shares at the meeting. Because plan participants may submit voting instructions only through the plan trustees, to allow sufficient time for the trustees to tabulate the vote of the plan shares, your proxy must be received before the close of business on May 4, 2020.

Street name shares. If you hold your shares through an intermediary, such as a bank or broker, you may obtain a control number that gives you access to the meeting by registering in advance of the meeting with Computershare.

●

To register, you will need to provide your name, email address, and an image of a legal proxy reflecting your Verizon stock holdings on the record date to Computershare at legalproxy@computershare.com no later than 5:00 p.m., Eastern Daylight Time, on May 4, 2020. Please include “Legal Proxy” in the subject line of your email. You will receive a confirmation email from Computershare of your registration that contains the control number you will need to participate in the meeting.

●	To obtain a legal proxy, follow the instructions provided by your bank or broker.

Meeting information

Questions and comments. You may submit questions in advance of the meeting starting at 12:45 p.m., Eastern Daylight Time, on May 4, 2020 by logging into www.meetingcenter.io/280466760 and providing the information described above for participating in the meeting. We will answer questions pertinent to the business of the meeting and company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Guidelines for submitting written questions and comments during the meeting will be available in the rules of conduct for the meeting.

Shareholder list. A list of shareholders entitled to vote at the meeting will be available during the virtual annual meeting for inspection by shareholders for any legally valid purpose related to the annual meeting at www.meetingcenter.io/280466760 using your control number. To view the list for such purposes during the 10 days prior to the meeting, please contact Verizon Shareowner Services at shareowner.services@verizon.com.

Closed captioning. Closed captioning will be provided for the duration of the meeting.

We encourage you to read the proxy materials previously distributed and to vote your shares promptly in advance of the meeting by one of the methods described in the proxy materials. The proxy card, notice, or email that you previously received will not be updated to reflect the change in location and time of the annual meeting, and you may use the instructions in the proxy card, notice, or email that you previously received to vote your shares.

By Order of the Board of Directors,

William L. Horton, Jr.

Senior Vice President,

Deputy General Counsel and Corporate Secretary

April 15, 2020